Exhibit 21.1

SUBSIDIARIES OF

PROQUEST COMPANY (Delaware)

March 2005

ProQuest Company subsidiaries are 100% owned by

ProQuest Company unless otherwise indicated

ProQuest Company - Subsidiary	Incorporation
ProQuest U.K. Holdings Limited (Formerly known as Bell & Howell A-V Limited)	United Kingdom

– ProQuest IPI Limited (dormant) (Formerly known as Bell & Howell Information and Learning Limited) (100% owned by ProQuest U.K. Holdings Limited)	United Kingdom

– ProQuest Alison Limited (Majority owned and controlled by ProQuest U.K. Holdings Limited; may have very limited share ownership by local director/resident as required by local law).	United Kingdom

– ProQuest Alison, Gmbh (100% owned by ProQuest Alison Limited)	Germany

– ProQuest Alison, SARL (100% owned by ProQuest Alison Limited)	France

– ProQuest Alison, SA (100% owned by ProQuest Alison Limited)	Spain

– ProQuest Alison, SRL (100% owned by ProQuest Alison Limited)	Italy

– ProQuest Alison, Inc.	Florida

– ProQuest Information and Learning Limited (100% owned by ProQuest U.K. Holdings)	United Kingdom

ProQuest Japan Company (100% owned by ProQuest Business Solutions, Inc.)	Japan

ProQuest Content Operations, Inc.	Delaware

ProQuest Company - Subsidiary	Incorporation
ProQuest Outdoor Solutions (100% owned by ProQuest Business Solutions Inc.)	Delaware

SIRS Publishing, Inc. (100% owned by ProQuest Information and Learning Company)	Florida

ProQuest Latin America Limitada (99% owned by ProQuest Information and Learning Company, 1% owned by ProQuest Company)	Brazil

ProQuest Information Access Limited	Canada

ProQuest Business Solutions Inc.	Delaware

ProQuest Information and Learning Company	Delaware

– Chadwyck-Healey Espana, SA (100% owned by ProQuest Information and Learning Ltd.)	Spain

– Softline Information, Inc. (100% owned by ProQuest Information and Learning Company)	New Hampshire

– Norman Ross Publishing, Inc. (100% owned by ProQuest Information and Learning Company)	New York

– Bigchalk, Inc. (100% owned by ProQuest Information and Learning Company)	Delaware

– Homeworkcentral.com, Inc. (100% owned by Bigchalk, Inc.)	Delaware

– Mediaseek Technologies, Inc. (100% owned by Bigchalk, Inc.)	Canada

– Copley Publishing Group, Inc. (100% owned by ProQuest Information and Learning Company)	Massachusetts

ProQuest Company - Subsidiary	Incorporation
– LearningPage.com, Inc. (100% owned by ProQuest Information and Learning Company)	Arizona

– Serials Solution, Inc. (100% owned by ProQuest Information and Learning Company)	Washington

– VEL Holding Corp. (100% owned by ProQuest Information and Learning Company)	Texas

– ProQuest Learning I, LLC (100% owned by VEL Holding Corp.)	Delaware

– ProQuest Learning II, LLC (100% owned by VEL Holding Corp.)	Delaware

– Voyager Expanded Learning, LP (General Partner - ProQuest Learning I, LLC; Limited Partner - ProQuest Learning II, LLC)	Texas

– VEL Holding Corp. (100% owned by ProQuest Information and Learning Company)	Delaware